UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12

Merck & Co., Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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This filing consists of a communication circulated via e-mail to Merck & Co., Inc. (“Merck”) employees and published on the Merck internal website on May 26, 2009, in connection with the proposed transaction between Merck and Schering-Plough Corporation.

Dear Colleagues,

We are two months into the integration planning process and are moving forward quickly.  We want to share with you the progress the teams have made, and let you know where our focus is for the near-term.  We'll also give you direction on how to find out more about the integration and how we can ensure your concerns are addressed.

To date, our two companies have already:

o	Held multiple town hall meetings and visits at both Merck and Schering-Plough;
o	Established a high level of interaction and cooperation among the integration planning teams from both companies;
o	Conducted productive off-site meetings and began looking for value from both revenue and cost opportunities; and
o	Started thinking through how the future organization will function.

We also just released the merger proxy statement in the U.S., also known as the S-4.  This is one of a few important milestones in the merger.  You can read more in The Daily.

It's too early in the planning process to expect big decisions about the key issues on many people’s minds – the final organizational structure, our global facilities and job reductions.  More information about these topics will be shared once available.  Most importantly, combining our two companies is about building a new Merck -- one that takes the strengths of both organizations to create a new leader in global healthcare.

As we progress rapidly in our planning, we've begun to think about the exciting ways the combined company can create more value.  Value creation brainstorming is happening at the team level at both Merck and Schering-Plough.  In time, we'll have more details to share with you on how this value will help drive the new Merck.
At this point in the integration, we have shifted our focus from mobilizing to planning for the future.  Ensuring business continuity on Day 1, while also creating new value going forward, rests side by side with compliance and regulatory issues.

Phase 2 of integration planning is focusing on:

o	Assessing revenue opportunities and cost synergies
o	Ensuring our plans focus on the customer
o	Developing an approach to design the new organizational structure, starting at the top
o	Planning for Day 1 (expected to be in the fourth quarter of 2009)

Focus on People
The Human Resources teams are working closely together to help guide talent selection practices and exemplify the new cultural attributes (Customer Focus, Courage and Candor, and Rapid, Disciplined Decision Making) in the way we operate for Day 1 and beyond.  The teams have also begun to map out an approach to organized labor around the world.  In addition, the Merck integration team along with Merck leadership is determining the design approach for the combined company's organizational structure.

Key Divisional and Functional Progress
Each divisional and functional team planning for the integration has been focusing on the key activities we need to deliver for Day 1.  The merger of our two companies should be seamless to our customers and external partners.  Our planning must capture that goal.

The Human Health teams for both Merck and Schering-Plough have held a number of planning meetings for integration on both a divisional and regional basis.  The R&D teams continue to plan across the spectrum of research and development functions, allowing better understanding of how both Merck and Schering-Plough organize, make decisions, govern and operate Research and Development. In Manufacturing, 16 sub-teams are spending a great deal of time understanding the plant network structure as well as Schering-Plough’s global quality operations.

Across the functional areas such as Human Resources, Finance, IT, Legal and Facilities, similarly high levels of direct interaction are taking place.  In IT, for example, a significant amount of planning includes ensuring continuity of email, phone and other services after the merger.  The Legal and Finance teams are looking at legal structures for our company and operating units around the world; Human Resources is outlining the effect of the planned merger on employee plans and programs; and the Facilities team is reviewing our respective sites, considering the impact of site decisions on our business operations, our employees and communities in which we work.
In addition, Day 1 integration planning for Schering-Plough's Consumer and Animal Health businesses continues to move forward.

Integration Information and Answers
For more information on the integration, please read The Daily.  We also want to hear from you, and have set up a special mailbox for your questions and comments -- Integration@merck.com .. While we cannot answer each question individually, we will certainly keep your ideas and inquiries an important consideration in our work.

In the meantime, one of the most important jobs of all rests with every one of you.  It is vital that each of us stays focused and drives the business.  This is the foundation for the promise of the New Merck.

Sincerely,

Adam Schechter and Brent Saunders
Merck and Schering-Plough Integration Leads

Forward-Looking Statements
This communication contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on Merck’s and Schering-Plough’s managements' current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding product development, product potential or financial performance. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. Merck and Schering-Plough undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements in this communication should be evaluated together with the many uncertainties that affect either companies’ business, particularly those mentioned in the risk factors and cautionary statements set forth in Item 1A of either companies’ annual reports on Form 10-K for the year ended December 31, 2008, in their respective quarterly reports on Form 10-Q and in their respective current reports on Form 8-K, including, the current report on Form 8-K filed by Merck on March 10, 2009, each of which is incorporated by reference.
These reports are available at www.merck.com and www.schering-plough.com.

Additional Information
In connection with the proposed transaction, Schering-Plough will file a registration statement, including a joint proxy statement of Merck and Schering-Plough, with the Securities and Exchange Commission (the “SEC”). Investors are urged to read the registration statement and joint proxy statement (including all amendments and supplements to it) because they will contain important information. Investors may obtain free copies of the registration statement and joint proxy statement when they become available, as well as other filings containing information about Merck and Schering-Plough, without charge, at the SEC’s Internet web site (www.sec.gov). These documents may also be obtained for free from Schering-Plough’s Investor Relations web site (www.schering-plough.com) or by directing a request to Schering-Plough’s Investor Relations at (908) 298-7436. Copies of Merck’s filings may be obtained for free from Merck’s Investor Relations Web Site (www.merck.com) or by directing a request to Merck at Merck’s Office of the Secretary, (908) 423-1000.
Merck and Schering-Plough and their respective directors and executive officers and other members of management and employees are potential participants in the solicitation of proxies from Merck and Schering-Plough shareholders in respect of the proposed transaction.
Information regarding Schering-Plough’s directors and executive officers is available in Schering-Plough’s proxy statement for its 2009 annual meeting of shareholders, filed with the SEC on April 27, 2009, and information regarding Merck’s directors and executive officers is available in Merck’s proxy statement for its 2009 annual meeting of stockholders, filed with the SEC on March 13, 2009. Additional information regarding the interests of such potential participants in the proposed transaction will be included in the registration statement and joint proxy statement filed with the SEC in connection with the proposed transaction.

Forward-Looking Statements

This communication includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Such statements may include, but are not limited to, statements about the benefits of the proposed merger between Merck and Schering-Plough, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of Merck’s and Schering-Plough’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the possibility that the expected synergies from the proposed merger of Merck and Schering-Plough will not be realized, or will not be realized within the expected time period, due to, among other things, the impact of pharmaceutical industry regulation and pending legislation that could affect the pharmaceutical industry; the ability to obtain governmental and self-regulatory organization approvals of the merger on the proposed terms and schedule; the actual terms of the financing required for the merger and/or the failure to obtain such financing; the failure of Schering-Plough or Merck stockholders to approve the merger; the risk that the businesses will not be integrated successfully; disruption from the merger making it more difficult to maintain business and operational relationships; the possibility that the merger does not close, including, but not limited to, due to the failure to satisfy the closing conditions; Merck’s and Schering-Plough’s ability to accurately predict future market conditions; dependence on the effectiveness of Merck’s and Schering-Plough’s patents and other protections for innovative products; the risk of new and changing regulation and health policies in the U.S. and internationally and the exposure to litigation and/or regulatory actions. Merck and Schering-Plough undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.  Forward-looking statements in this communication should be evaluated together with the many uncertainties that affect either companies’ business, particularly those mentioned in the risk factors and cautionary statements set forth in Item 1A of either companies’ annual reports on Form 10-K for the year ended December 31, 2008, in their respective quarterly reports on Form 10-Q and in their respective current reports on Form 8-K, including, the current report on Form 8-K filed by Merck on March 10, 2009, each of which is incorporated by reference and available at the Securities and Exchange Commission’s Internet site (www.sec.gov).

Additional Information

In connection with the proposed transaction, Schering-Plough filed a preliminary registration statement on May 21, 2009, including a preliminary joint proxy statement of Merck and Schering-Plough, with the SEC.  Investors are urged to read the registration statement and joint proxy statement (including all amendments and supplements to it) because they will contain important information.  Investors may obtain free copies of the registration statement and joint proxy statement when they become available, as well as other filings containing information about Merck and Schering-Plough, without charge, at the SEC’s Internet web site (www.sec.gov). These documents may also be obtained for free from Schering-Plough’s Investor Relations web site (www.schering-plough.com) or by directing a request to Schering-Plough’s Investor Relations at (908) 298-7436. Copies of Merck’s filings may be obtained for free from Merck’s Investor Relations Web Site (www.merck.com) or by directing a request to Merck at Merck’s Office of the Secretary, (908) 423-1000.

Merck and Schering-Plough and their respective directors and executive officers and other members of management and employees are potential participants in the solicitation of proxies from Merck and Schering-Plough shareholders in respect of the proposed transaction.

Information regarding Schering-Plough’s directors and executive officers is available in Schering-Plough’s proxy statement for its 2009 annual meeting of shareholders, filed with the SEC on April 27, 2009, and information regarding Merck’s directors and executive officers is available in Merck’s proxy statement for its 2009 annual meeting of stockholders, filed with the SEC on March 13, 2009.  Additional information regarding the interests of such potential participants in the proposed transaction will be included in the registration statement and joint proxy statement filed with the SEC in connection with the proposed transaction.